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                              FORM OF LICENSE AGREEMENT


THIS AGREEMENT by and between SurModics, Inc., a corporation of the State of Minnesota, which has an office at 9924 West 74th Street, Eden Prairie, MN 55344, (hereinafter referred to as SURMODICS), and ZZ, a corporation of XX, which has offices located at XX (hereinafter referred to as ZZ).

WHEREAS, SurModics is engaged in biological, chemical and technical research and has developed a body of technology and know-how, including reagents, processes and devices which the parties believe will improve the performance of various products and processes of ZZ.

WHEREAS, the technology of SurModics includes confidential information (including trade secrets and other know-how) which is proprietary to SurModics and SurModics is in the process of securing patent coverage for certain items of its technology, and continues to maintain the confidentiality of other portions of its technology.

WHEREAS, ZZ and SurModics are parties to a Mutual Confidential Disclosure Agreement dated XX ("Prior Disclosure Agreement");

WHEREAS, ZZ may desire to acquire additional licenses under SurModics's know-how and patent rights such licenses to be added to this Master Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and for other good and valuable consideration of which receipt is acknowledged, the parties agree as follows:

1.  DEFINITIONS

    The following definitions apply to this Agreement and to all addenda thereto:

    a. "Effective Date" means the date upon which this Agreement is fully executed.

    b. "Licensed Product Effective Date" shall mean the date specified in Attachment B1, B2, and so forth, for that Licensed Product and all payments due upon execution for that Licensed Product are received by SurModics.

    c. "Patent Rights" means the patent application(s) and patent(s) identified in Attachment A hereof, together with all foreign counterparts, divisions, and continuation applications based thereon, any patent issuing on any of said applications, and any reissues or extensions based on any of such patents. The term "Patent Rights" shall include Improvement Patents as defined in Paragraph 1(d).

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    d.   "Improvement Patents" means any U.S. patents or patent applications, and all foreign counterparts, divisions, continuations, continuations in part, reissues and extensions thereof specifically pertaining to a Licensed
    Product:

         i. which are filed on an invention conceived or reduced to practice by SurModics during the exclusive term (if any) of the license granted herein for that Licensed Product, and

         ii. with respect to which SurModics has the right to grant a license, and

         iii. which but for the license granted herein would be infringed by the manufacture, use or sale (or by a surface treatment process employed to produce that product or a reagent used in such process) by ZZ of Medical Products having a surface treated through the use of SurModics's Know-how.

    e. "Medical Products" means products that are specifically described in Attachment B1, B2, and so forth.

    f. "Licensed Products" means each of the separately sold Medical Products specifically described in Attachment B1, B2, and so forth, which bear a SurModics coating and which:

         i. but for the license granted herein the manufacture, use or sale would infringe (or a surface treatment process employed to produce a product or a reagent used in such process would infringe) any claim of Patent Rights, or

         ii.   are produced through the use of SurModics's Know-how.

    g. "Know-how" means SurModics's trade secrets and other technical information relating to the surface-treatment of medical devices and which SurModics has the right to transmit to others. Know-how includes but is not limited to information contained in pending patent applications of Patent Rights and information that is Confidential Information as defined in Paragraph 13.

    h. "Future Know-how" with respect to any Licensed Product means Know-how that is acquired by SurModics during the exclusive term (if any) of the license granted herein for that Licensed Product.

    i. "Net Sales" means the total actual billing for sales of Licensed Products, less the following deductions where they are applicable with respect to such billings and when separately shown on invoices:

         i.    discounts actually allowed and taken;


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         ii.   any customs, duties, taxes or other governmental excise or charge upon or measured by the production, sale, transportation, delivery or use of Licensed Product and actually paid by ZZ;

         iii.  amounts allowed or credited on rejections or returns;

         iv.   transportation charges prepaid or allowed.

    Notwithstanding the above, if any Licensed Product is sold both separately and as an integral part of a combination product containing one or more integral components in addition to that Licensed Product, then Net Sales of that Licensed Product resulting from sales of that combination product will be calculated by multiplying the Net Sales for the combination product as calculated above by the fraction A/B where A is the invoice price of the Licensed Product as sold separately and B is the invoice price of the combination product.

    A Licensed Product shall be considered sold when it is shipped or when it is invoiced, whichever is earlier. To assure SurModics the full royalty payment contemplated in this Agreement, ZZ agrees that in the event any Licensed Product is sold to an Affiliate for purposes of resale, Earned Royalties for that Licensed Product shall be computed upon the selling price at which such Licensed Product would ordinarily be sold to a non-Affiliate, rather than on the selling price of ZZ to the Affiliate.

    j. "Affiliate" means any entity which owns at least 50% of, is at least 50% owned by, or is under common (at least 50%) ownership with ZZ.

    k. "Valid Claim" means a claim of Patent Rights that has not been held invalid by a court of competent jurisdiction beyond possibility of appeal.

2.  LICENSE

    a. With respect to the Licensed Product defined in each of Attachments B1, B2, and so forth, SurModics grants to ZZ, a separate worldwide license under SurModics's Patent Rights and Know-how to make, have made for it, use and sell that Licensed Product. The license granted herein does not include the right to sublicense and is expressly limited to the specific Licensed Products defined herein. Additional terms of each license are set out in the respective Attachments B1, B2, and so forth. To the extent of any inconsistency between the terms set forth in the text of this Agreement and the terms set forth in Attachments B1, B2, and so forth, the terms set forth in the text of this Agreement shall be controlling.

    b. Subject to the limited license granted herein, SurModics shall retain all rights to the Patent Rights and the Know-how, including SurModics's right to use Patent Rights and Know-how for its own research purposes.


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3.  LICENSE FEES

    License Fees paid to SurModics by ZZ for each license granted herein are set out in the respective Attachment B1, B2, and so forth.

4.  ROYALTIES

    For each license granted herein, ZZ shall pay to SurModics a royalty for each quarter calendar year during the term of this License Agreement which will be the greater of the royalties of Paragraphs 4(a) or 4(b).

    a. Earned Royalties shall be calculated as provided for in the respective Attachment B1, B2, and so forth. No more than one Earned Royalty shall be paid by ZZ for any Licensed Product. However, if any Licensed Product is covered by more than one Attachment B1, B2, and so forth, then the Earned Royalty rate shall be the highest rate specified for such Licensed Product.

    b. Minimum Royalties shall be paid for each Licensed Product as provided for in the respective Attachment B1, B2, and so forth.

5.  ROYALTY PAYMENTS, REPORTS, RECORDS

    a. During the term of this Agreement, and for each license granted hereunder, ZZ will make written reports and payments to SurModics within thirty (30) days after the last day of each calendar quarter ending March 31, June 30, September 30, and December 31. Each such report shall state the Net Sales, unit volumes, Earned Royalty, corrections of error in prior royalty payments, and data and calculations used by ZZ to determine such payments for each of the licenses corresponding to the respective Attachments B1, B2, and so forth. Each report shall be accompanied by payment in full of the royalty due SurModics for that quarter. The December 31 quarterly report shall also consist of a summary progress report regarding ZZ's relevant developmental, manufacturing scale-up, regulatory affairs, and marketing activities with respect to all Licensed Products along with a summary forecast of projected sales of Licensed Products and forecasted reagent usage for the next calendar year.

    b. ZZ will maintain, for a period of five (5) years following the sale of Licensed Product, true and accurate records supporting the reports and payments made under this Agreement. SurModics shall have the right to carry out an audit of such records no more frequently than once per calendar year by a certified public accountant of its choice. Such accountant shall have reasonable access to ZZ's offices and the relevant records, files and books of account, and such accountant shall have the right to examine any other records reasonably necessary to determine the accuracy of the calculations provided by ZZ under Paragraph 5(a). Such audit shall be at SurModics's expense except that if cumulative underpayment errors for any period are found that exceed 5% of the payment made to SurModics during that period being audited, then ZZ will bear the cost of such audit.


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    c.   All royalties on sales of each Licensed Product to be paid to
    SurModics by ZZ under this Agreement shall be paid in U.S. Dollars to SurModics in the United States. For the purpose of calculating Earned Royalties on sales outside the United States, ZZ shall utilize the average rate of exchange on the last business day of that calendar quarter as quoted in the Wall Street Journal.

    d. Any sum required under U.S. tax laws (or the tax laws of any other government) to be withheld by ZZ from payment for the account of SurModics shall be promptly paid by ZZ for and on behalf of SurModics to the appropriate tax authorities, and ZZ shall furnish SurModics with official tax receipts or other appropriate evidence issued by the appropriate tax authorities sufficient to enable SurModics to support a claim for income tax credit in respect to any sum so withheld.

6.  DEVELOPMENT FEES

    ZZ agrees to pay SurModics for development efforts ("Development Fees") while working on ZZ's products at SurModics's then standard hourly rate for development efforts provided, however, that such development effort is pursuant to a mutually agreed upon project plan. SurModics's standard hourly rate includes direct labor costs plus direct labor overhead. SurModics shall additionally charge direct materials plus direct materials overhead of fifteen percent (15%). Direct materials may include expenses such as travel and special equipment, but only as mutually agreed upon in writing. SurModics shall invoice ZZ monthly for such Development Fees and payment is due within thirty (30) days thereafter.

7.  TERM

    a. Unless earlier terminated, each license herein granted shall begin upon the Licensed Product Effective Date set out in the respective Attachment B1, B2, and so forth, and shall extend for each Licensed Product so licensed until expiration of the last to expire patent of Patent Rights that covers that product or for a period of fifteen (15) years following the first bona fide commercial sale of such Licensed Product, whichever is longer; provided, however, that for a Licensed Product that embodies or is manufactured through the use of Future Knowhow, the license herein granted shall extend until expiration of the last to expire patent of Patent Rights that covers that Licensed Product or for a period of fifteen (15) years from the date of the first bona fide commercial sale by ZZ of that Licensed Product, whichever is longer.

    b. Upon expiration of the full term of the license granted herein for any Licensed Product, and upon full payment by ZZ to SurModics of any monies due under this Agreement, the license with respect to Know-how licensed herein for that Licensed Product shall be deemed paid up and non-exclusive (if any such license was exclusive), and SurModics may negotiate additional license agreements with any other party for that Licensed Product.


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8.  PATENTS

    a. ZZ shall see to it that all Licensed Products sold by ZZ shall be appropriately marked with the applicable patent numbers, in conformity with applicable law.

    b. SurModics recognizes that it is an objective of ZZ to obtain patents on technology that it develops concerning chemicals having latent reactive groups and their uses. ZZ recognizes that a vital part of SurModics's business involves the licensing of others under SurModics's patents and know-how to make, use and sell products, and that it is an objective of SurModics to enable its present and future licensees to exploit patent licenses from SurModics to produce and sell products without interference from any patent that ZZ might obtain. A purpose of this Paragraph 8(b) is to establish a system under which each party may accomplish their respective objectives.

         i. "ZZ Patents" means patents which (a) claim inventions conceived or first reduced to practice during the term of this Agreement solely by one or more ZZ employees or others who are required to assign inventions to ZZ, and (b) claim inventions relating to chemical species having photo-reactive or other latent reactive groups for the purpose of bonding chemicals such as synthetic polymers and biologically active materials onto surfaces or into matrices or to other molecules, the use of such chemicals species, or the products resulting from such use, and (c) which could be infringed by the manufacture, use or sale of any product or process covered by any claim of any patent that SurModics has the right to license to others.

         ii. During the term of this Agreement, ZZ will provide SurModics with a copy of each proposed patent application for a ZZ Patent, and SurModics will provide comments concerning such application, including comments regarding inclusion of SurModics's Confidential Information, prior work done by SurModics in connection with the claimed invention, and the state of the art. No application for a ZZ Patent shall be made without SurModics's prior written permission. If SurModics can fairly show that it had substantial knowledge of the invention of any ZZ Patent application before receiving from ZZ that patent application, SurModics shall promptly notify ZZ and the parties shall cooperate in comparing records of conception of that invention to determine in good faith which party was the earliest to conceive the invention.

         iii. SurModics shall have and is hereby granted a noncancelable, nonexclusive, worldwide license, with the right to sublicense, to make, have made for it, use and sell products and processes covered by each ZZ Patent to the extent that such manufacture, use or sale also is covered by any claim of any patent that SurModics has the right to license to others. If ZZ was the earliest to conceive the invention of that patent, then the license granted to SurModics, and SurModics's right to sublicense, shall exclude the right to manufacture, use or sell Medical Products.


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         iv.   In return for such license, SurModics will pay ZZ a total of five percent (5%) of the royalties (regardless of the number of ZZ Patents that are licensed to SurModics or the number of licenses involved) that SurModics receives from its sublicensees based on sales by its sublicensees of products that but for such sublicenses would infringe any Valid Claim of ZZ Patents. Notwithstanding the above, if SurModics was the earliest to conceive the invention of any ZZ Patent, then the license granted to SurModics shall be considered paid-up.

    c. Each party shall own an undivided one-half interest in inventions made jointly by one or more employees (or others who are required to assign inventions to a party) of each party ("Joint Inventions"). With respect to Joint Inventions, the parties agree that mutually acceptable patent counsel shall be retained to render an opinion as to the patentability thereof and to prepare, file, and prosecute such patent applications as may reasonably be required to provide protection for such inventions. Jointly owned patents resulting therefrom ("Jointly Owned Patents") shall be considered Patent Rights in determining payment of royalties to SurModics under Paragraphs 4. With respect to Jointly Owned Patents:

         i. SurModics agrees it will not grant licenses for the manufacture, use or sale of Medical Products as specified in Attachment B1, B2, and so forth, as of the filing date of such Jointly Owned Patents, without the advance written consent of ZZ.

         ii. ZZ agrees it will not grant any licenses other than for the manufacture, use or sale of Medical Products as specified in Attachments B1, B2, and so forth, as of the filing date of such Jointly Owned Patents, without the advance written consent of SurModics.

         iii. The limitations of Paragraphs 8(c)(i) and 8(c)(ii) apply only to Jointly Owned Patents and not to any other patents owned by either party.

         iv. Should either party choose to bring suit for infringement by a third party of any Jointly Owned Patent, the party bringing suit shall have the right to join the other party as a party to the suit to the extent required by law.

    d. The parties agree to execute and exchange upon request such documents as may be necessary or desirable to carry out the provisions of Paragraphs 8(b) and 8(c).

9.  ALLOCATION OF ROYALTIES

    After five (5) years from the Licensed Product Effective Date, the Earned Royalty rate with respect to any Licensed Product shall be prospectively reduced to seventy percent (70%) of the Earned Royalty rate set out in Paragraph 4(a) and the respective Attachments B1, B2, and so forth, to the extent that and during the term that the


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    manufacture, use or sale of that specific Licensed Product (or a surface treatment process or a reagent used in such process) is not covered by any Valid Claim of Patent Rights. The provisions of this Paragraph 9 shall not apply to payment of Minimum Royalties as provided in Paragraph 4(b) and the respective Attachments B1, B2, and so forth.

10. TERMINATION

    a.   For each license granted herein:

         i. ZZ shall have the right to terminate the respective Attachment B1, B2, and so forth, under which such license was granted, but only in its entirety, at any time upon ninety (90) days advance written notice. Upon termination of such license, ZZ shall have no further rights under Patent Rights or Know-how. However, ZZ shall be allowed to sell any inventory of Licensed Products existing at the time of termination for a period of six (6) months thereafter (thereafter destroying any remaining inventory), provided ZZ accounts for such sales of inventory and pays SurModics the appropriate Earned Royalty for such sales as set out in Paragraph 4(a) of this Agreement.

         ii. SurModics may terminate this Agreement in whole or with respect to any license granted herein upon thirty (30) days written notice for any material breach or default by ZZ, including without limitation, failure to comply with the confidentiality provisions of Paragraph 13, failure to make reports and payments when due, failure to pay Minimum Royalties, and withholding or notice of intent to withhold any royalties provided for in this Agreement. Said termination under this Paragraph 10(a)(ii) shall become effective at the end of the thirty
         (30) day period unless during that period ZZ shall first cure such breach or default.

         iii. Upon termination of any license under any of the provisions of this Paragraph 10, but subject to the provisions of Paragraph 10(a)(i), referring to the sale of inventory, ZZ shall cease making, having made for it, using and selling the Licensed Products of such license that are produced through the use of SurModics's Know-how. SurModics shall have the right to seek equitable relief to enforce the provisions of this Paragraph 10(a)(iii).

    b. Either party may terminate this Agreement if the other party hereto is involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business.

    c. Notwithstanding the provisions of Paragraph 20, failure of ZZ to bring to market any Licensed Product by the date set out for that Licensed Product in the respective Attachment B1, B2, and so forth, to this Agreement shall permit SurModics to terminate the license for that Licensed Product upon thirty (30) days written notice at any time prior to the date ZZ begins bona-fide commercial sales of that Licensed Product.


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    d.   In the event that all licenses granted herein are terminated,
    SurModics shall have the right to terminate this Agreement in its entirety upon written notice.

11. CONTINUING OBLIGATIONS SUBSEQUENT TO TERMINATION

    a. Upon any termination of this Agreement or any of the licenses granted herein, the following rights and obligations shall continue to the degree necessary to permit their complete fulfillment or discharge:

         i. SurModics's right to receive and ZZ's obligation to pay royalties to the extent owed; and

         ii. ZZ's obligation to maintain records and SurModics's right to audit under Paragraph 5, with respect to sales made and to be made under Paragraph 10(a)(i); and

         iii. Any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party; and

         iv.   ZZ's obligation to maintain confidentiality under Paragraph 13;
         and

         v. ZZ's obligation to forebear from use of SurModics's Know-how as provided in Paragraph 10(a)(iii); and

         vi. The parties' obligations under Paragraphs 8(b) and 8(c) with respect to filing patent applications and payment of royalties on issued patents.

    b. Within thirty (30) days of the date of termination of this Agreement, ZZ shall return to SurModics all copies of documents and other materials containing or disclosing any of SurModics's Confidential Information.

12. REPRESENTATIONS AND WARRANTIES

    a. Each party warrants to the other that it has not accepted and will not accept commitments or restrictions with respect to its rights or obligations under this Agreement which will materially affect the value of the rights granted by SurModics nor the obligations undertaken by ZZ.

    b. Each party has the full and unrestricted right to enter into this Agreement.

    c.   Nothing in this Agreement shall be construed as:

         i. A warranty or representation by SurModics as to the validity or scope of any Patent Rights; or


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         ii.   A warranty or representation that anything made, used, sold, or otherwise disposed of, or any process practiced, under any License granted in this Agreement is or will be free from infringement of patents of third persons; or

         iii. A requirement that SurModics file any patent application, secure any patent, or maintain any patent in force; or

         iv. An obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

         v. An obligation to furnish any manufacturing or technical information not encompassed within Know-how; or

         vi. Conferring any right on either party to use in advertising, publicity, or otherwise any trademark or trade name of the other; or

         vii. Granting by implication, estoppel, or otherwise any licenses or rights under patents or other proprietary information of SurModics other than those included within Patent Rights and Know-how.

    d. With respect to photo-reactive reagents supplied at any time by SurModics, SurModics disclaims all warranties, express or implied, including but not limited to warranties of merchantability, noninfringement and fitness for a particular purpose. Notwithstanding anything to the contrary, SurModics shall not be liable for incidental, consequential, special, extraordinary or punitive damages of any description, whether for damage to reputation or goodwill, lost profits, claims of third parties or otherwise, whether such asserted damage purports to be based on warranty or guarantee, indemnity or other contract, contribution, negligence or other tort, or otherwise.

    e. SurModics does not make any representations, extend any warranties of any kind, either express or implied, or assume any responsibilities whatever with respect to use, sale, or other disposition by ZZ or its vendees or transferees of Licensed Products incorporating or made by use of the Patent Rights and Know-how licensed under this Agreement.

    f. ZZ represents that it will take action to reasonably bring to market and to sell Licensed Product throughout ZZ's world-wide marketing territory during the term of this Agreement. Failure to adequately promote and market Licensed Product may, at SurModics's option, be interpreted as a material breach or default of this Agreement. SurModics expects ZZ to demonstrate appropriate product development activities, participate in clinical trials, submit appropriate regulatory or governmental filings for appropriate marketing clearances, integrate the Licensed Product into ZZ's manufacturing operations, educate appropriate sales and marketing staff, and introduce and actively market the Licensed Product upon completion of product development and obtaining appropriate regulatory approvals.


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13. CONFIDENTIALITY

    a. Each party agrees to retain in confidence all Know-how and other information received from the other, including without limitation, information required to be maintained in confidence under prototype development or manufacturing scale-up or postscale-up relationships between the parties, for a period of fifteen (15) years from the date of disclosure or five (5) years from the date of termination of this Agreement, whichever is longer. Each party agrees not to disclose any of such Know-how or other information to third parties nor to use the same except in accordance with this Agreement. Each party's obligation of nondisclosure and non-use shall not apply to information which:

         i. at the time of its disclosure to the receiving party is available to the public;

         ii. after disclosure becomes available to the public through no fault of the receiving party;

         iii. the receiving party can show was in its possession at the time of disclosure to it by the other;

         iv. the receiving party can show was received by it from a third party without breach of a confidential obligation; or

         v.    is required to be disclosed by any governmental agency.

    Even after any of such information becomes available to the public, each party shall not disclose without the other's prior written approval the fact that such information was furnished by or originated with the other.

    b. For the purpose of this entire Paragraph 13, Know-how or other information which is specific shall not be deemed to be within any of the specified exceptions merely because it is embraced by more general information in such exception. In addition, any combination of features shall not be deemed to be within any of the specified exceptions merely because individual features are in such exception, but only if the combination itself and its principle of operation are in such exception.

    c. Notwithstanding the above, ZZ specifically agrees that it will not disclose to any Affiliates or other third party any of SurModics's Know-how relating to the manufacture of SurModics's chemical reagents, the precise chemical composition of such reagents, how such reagents are tested, how they are quality controlled, and any other specific information concerning the production of such reagents.

    d. The provisions of this entire Paragraph 13 shall survive termination of this Agreement for any reason.


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    e.   Nothing herein shall in any way affect the obligations of the parties under any prior secrecy or confidential disclosure agreements, including the Prior Disclosure Agreement, which obligations shall continue in accordance with the terms of each such agreement to the extent not inconsistent with the present Agreement.

14. ASSIGNMENT

    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors to the entire assets and business of the respective parties hereto. Either party may assign its rights and obligations under this Agreement to a financially responsible third party, but only in connection with a complete transfer to the third party of the business to which this Agreement pertains. The assigning party will so inform the other party to this Agreement without delay of any assignment made in accordance with the conditions of this Agreement. This Agreement shall not otherwise be assignable by either party without the prior written consent of the other party. Any and all assignments of this Agreement or any interest therein not made in accordance with this paragraph shall be void.

15. GOVERNMENT APPROVAL

    ZZ shall have the sole responsibility, at ZZ's sole expense, for obtaining any government approvals that may be required for the investigation or marketing of Licensed Products.

16. PRODUCT LIABILITY

    ZZ will defend and indemnify SurModics against all losses, liabilities, lawsuits, claims, expenses (including attorney's fees), costs, and judgments incurred through personal injury, property damage, or other claims of third parties, arising from the design, manufacture, use, or sale of Licensed Products.

17. NO WAIVER

    Any waiver of any term or condition of this Agreement by either party shall not operate as a waiver of any other or continued breach of such term or condition, or any other term or condition, nor shall any failure to enforce a provision hereof operate as a waiver of such provision or of any other provision hereof.

18. NOTICES

    All communications or other notices required or permitted under this Agreement shall be in writing and shall be deemed to be given when personally delivered, or when mailed by registered or certified mail, postage prepaid, and addressed as follows:


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         If to SurModics:
               License Administration
               SurModics, Inc.
               9924 West 74th Street
               Eden Prairie, MN 55344

         If to ZZ:
               X
               X
               X

    Either party shall have the right to change the person and/or address to which notices hereunder shall be given, by notice to the other party in the manner set out above.

19. CAPTIONS

    The captions and headings of this Agreement are for convenience only and shall in no way limit or otherwise affect any of the terms or provisions contained herein. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party drafting this Agreement.

20. FORCE MAJEURE

    Neither party shall be liable for failure to perform as required by any provisions of this Agreement where such failure results from a cause beyond such party's reasonable control such as acts of God, regulation or other acts of civil or military authority, required approval(s) of government bodies, fires, strikes, floods, epidemics, quarantine restrictions, riot, delays in transportation and inabilities to obtain necessary labor, materials, or manufacturing facilities. In the event of any delay attributable to any of the foregoing causes, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of such delay. The cumulative effect of all such delays under this Paragraph 20 shall not exceed one (1) year.

21. NO AGENCY

    Nothing in this Agreement authorizes either SurModics or ZZ to act as agent for the other as to any matter, or to make any representations to any third party indicating or implying the existence of any such agency relationship. SurModics and ZZ shall each refrain from any such representations. The relationship between SurModics and ZZ is that of independent contractors.

22. SEVERABILITY

    Should any provision of this Agreement, or the application thereof, to any extent be held invalid or unenforceable, the remainder of this Agreement and the application thereof other than such invalid or unenforceable provisions shall not be affected thereby and shall continue valid and enforceable to the fullest extent permitted by law or equity.

23. GOVERNING LAW

    For all purposes under this Agreement, the parties agree and admit that jurisdiction and venue are proper in the Federal District Court, District of Minnesota. This Agreement shall for all purposes be governed and interpreted in accordance with the laws of the State of Minnesota, except for its conflict of laws provisions.

24. ARBITRATION

    a. In the event of any dispute concerning this Agreement, including its interpretation, performance, breach or termination, the procedures of this Paragraph 24 shall apply; provided, however, that either party shall have the unrestricted right at any time to seek a court injunction prohibiting the other party from making unauthorized disclosure or use of Confidential Information as provided for in Paragraph 13 or unauthorized use of SurModics's Knowhow as provided for in Paragraph 10(a)(iii).

    b. Both parties will use good faith and reasonable efforts to resolve any dispute informally and as soon as practical. If any such dispute is not resolved informally within a reasonable period, then the Chief Executive Officers of the parties will meet at a mutually agreeable time and place to attempt to resolve the dispute.

    c. If the parties are unable to resolve a dispute as provided immediately above, either party may submit the dispute for resolution by mandatory, binding arbitration in the city of Minneapolis, MN (or such other place as the parties may mutually agree) under the auspices of the American Arbitration Association under it's Commercial Arbitration Rules. Each party shall select one independent, qualified arbitrator and the two arbitrators so selected shall then select a third arbitrator in accordance with the Commercial Rules. Each party reserves the right to object to any individual arbitrator (no matter by whom chosen) who has been employed by or affiliated with a competing organization.

    d. The arbitrators, who shall act by majority vote, shall be empowered to decree any and all relief of an equitable nature, including but not limited to temporary restraining orders, temporary injunctions, and/or permanent injunctions, and shall also be able to award damages, with or without an accounting of costs. Judgement on the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof. Each party shall bear its own costs and divide other reasonable arbitrator costs equally.

25. ENTIRE AGREEMENT

    This Agreement, together with the Prior Disclosure Agreement and all addenda, attachments, and writings required or contemplated hereby, constitutes the entire agreement between the parties with respect to the Licenses granted herein, and no party shall be liable or bound to the other in any manner by any warranties, representations or guarantees except as specifically set forth herein. This Agreement shall not be altered or otherwise amended except by an instrument in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date last written below.


SurModics, Inc.                        ZZ


By:                                    By:
     -----------------------------           ----------------------------------

Its:                                   Its:
     -----------------------------           ----------------------------------

Date:                                  Date:
     -----------------------------           ----------------------------------

Secondary approval:                    Secondary approval:
                   ----------------                        ---------------------

                                ATTACHMENT A

SURMODICS, INC. U.S. PATENTS

1.   METHOD OF IMPROVING THE BIOCOMPATIBILITY OF SOLID SURFACES
     U.S. Patent No. 4,973,493 issued 11/27/90

2.   BIOCOMPATIBLE COATINGS FOR SOLID SURFACES
     U.S. Patent No. 4,979,959 issued 12/25/90

3. BIOCOMPATIBLE DEVICE WITH COVALENTLY BONDED BIOCOMPATIBLE AGENT U.S. Patent No. 5,263,992 issued 11/23/93

4.   BIOMOLECULE ATTACHMENT TO HYDROPHOBIC SURFACES
     U.S. Patent No. 5,217,492 issued 6/8/93

5.   METHOD OF BIOMOLECULE ATTACHMENT TO HYDROPHOBIC SURFACES
     U.S. Patent No. 5,258,041 issued 11/2/93

6. PREPARATION OF POLYMERIC SURFACES VIA COVALENTLY ATTACHING POLYMERS U.S. Patent No. 5,002,582 issued 3/26/91

7.   RESTRAINED MULTIFUNCTIONAL REAGENT FOR SURFACE MODIFICATION
     U.S. Patent No. 5,414,075 issued 5/9/95

8.   PREPARATION OF POLYMERIC SURFACES (Divisional)
     Filed 5/29/92, allowed 11/1/95

SURMODICS, INC. U.S. PATENT APPLICATIONS

1.   IMMOBILIZATION OF CHEMICAL SPECIES IN CROSSLINKED MATRICES
     Filed 2/13/92

2.   VIRUS INACTIVATING COATINGS
     Filed 6/7/95

3.   METHOD AND IMPLANTABLE ARTICLE FOR PROMOTING ENDOTHELIALIZATION
     Filed 5/26/95

4.   WATER SOLUBLE CROSSLINKING AGENTS
     Filed 11/3/95

SURMODICS, INC. FOREIGN PATENTS

1.   IMPROVEMENT OF THE BIOCOMPATIBILITY OF SOLID SURFACES
     Canadian Patent No. 1305068, issued 7/14/92
     Australian Patent No. 615637, issued 10/16/87
     EPO Patent No. 0326579, issued 1/11/95

2. BIOMOLECULE ATTACHED TO A SOLID SURFACE BY MEANS OF A SPACER AND METHODS OF ATTACHING BIOMOLECULES TO SURFACES
     Canadian Patent No. 1335721, issued 5/30/95

SURMODICS, INC. FOREIGN PATENT APPLICATIONS

1.   BIOCOMPATIBLE COATINGS
     Filed in Canada, Europe, Japan, Denmark, and Norway

2.   PREPARATION OF POLYMERIC SURFACES
     Filed in Canada, Europe, Japan, Denmark, and Norway

3.   IMMOBILIZATION OF CHEMICAL SPECIES IN CROSSLFNKED MATRICES
     Filed in Canada, Europe, Australia, Japan

4.   IMPROVEMENT OF THE BIOCOMPATIBILITY OF SOLID SURFACES
     Filed in Japan

5.   RESTRAINED MULTIFUNCTIONAL REAGENTS FOR SURFACE MODIFICATION
     Filed in Canada, Europe, Australia and Japan

                                   ATTACHMENT B1
                                Title of Attachment


1.   MEDICAL PRODUCTS
     "Medical Products" means X.

2.   LICENSED PRODUCT
     "Licensed Products" means Medical Products which are surface-treated with
     _______.

3. GRANT OF LICENSE The license granted under this Attachment is non-exclusive.

4.   LICENSE FEES
     ZZ will pay to SurModics a one-time, nonrefundable License Fee of $________ upon execution of this Agreement.

5.   ROYALTY PAYMENTS
     ZZ shall pay to SurModics a royalty, for the Patent Rights and Know-how license granted herein, which will be the greater of Paragraphs a) or b) as follows:

     a. Earned Royalties on Net Sales ($U.S.) of Licensed Products sold in each calendar year of:

          ----------------------------------------------------------------
          Net Sales In Each
          Calendar Year                            Earned Royalty Rate
          ----------------------------------------------------------------
          On the first $10,000,000                         ? %
          ----------------------------------------------------------------
          On the next $10,000,000                          ? %
          ----------------------------------------------------------------
          On Net Sales over $20,000,000                    ? %
          ----------------------------------------------------------------

     b.   Quarterly Minimum Royalties for all Attachment B1 Products as follows:

          ----------------------------------------------------------------
          For Each Quarter Calendar
          Year Beginning                         Quarterly Minimum Royalty
          ----------------------------------------------------------------
          January 1, 1998                                  $  ?
          ----------------------------------------------------------------
          January 1, 1999                                  $  ?
          ----------------------------------------------------------------
          January 1, 2000                                  $  ?
          ----------------------------------------------------------------

    For the quarter calendar year commencing with January 1, XXXX, and each year thereafter, the quarter calendar year Minimum Royalty shall be the prior year's quarterly Minimum Royalty adjusted by a percentage equal to the percentage change in the "Consumer Price Index For All Urban Consumers" for the prior calendar year as reported by the U.S. Department of Labor.

6.  PERFORMANCE

    Notwithstanding the provisions of Paragraph 20 of the Master License
    Agreement:

    a. Failure of ZZ to begin bona fide commercial sales by January 1, XXXX of a Licensed Product as defined in this Attachment, shall permit SurModics to terminate the license for that Licensed Product upon thirty (30) days written notice at any time prior to the date ZZ begins bona-fide commercial sales of that Licensed Product.

    b. If, after January 1, XXXX, there are four (4) consecutive quarters in which ZZ fails to generate Earned Royalties under Paragraph 5(a) of this Attachment then upon thirty (30) days written notice given to ZZ, the license granted herein shall, at SurModics's option, be terminated.


The Licensed Product Effective Date of this Attachment shall be the date last written below.


SurModics, Inc.                        ZZ


By:                                    By:
     -----------------------------           ----------------------------------

Its:                                   Its:
     -----------------------------           ----------------------------------

Date:                                  Date:
     -----------------------------           ----------------------------------

Secondary approval:                    Secondary approval:
                   ----------------                        ---------------------





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